FX PRIME BROKERAGE REVERSE GIVE-UP AGREEMENT

FX Prime Brokerage Reverse Give-Up Agreement (this “Agreement”) dated as of January 4, 2012 by and among Merrill Lynch International Bank Limited, (the “Prime Broker”), UBS AG (the “Counterparty”) and Ortus Capital Management Limited (the “Trading Advisor”) acting on behalf of Ortus Currency GWIM-AI Master Fund Ltd (the “Fund”) (collectively, the “Parties”).

1.
This Agreement sets forth the terms and conditions under which the Prime Broker and the Counterparty will enter into various Transactions (as defined below) as principals upon the instructions of the Trading Advisor to the Prime Broker.  For purposes of this Agreement, “Transactions” shall mean foreign exchange transactions which are Permitted Transactions as set forth on Appendix B hereto.  The Prime Broker may place limitations on the nature and size of permissible Transactions in accordance with this Agreement.  Any Transactions entered into under this Agreement shall be subject to the “ISDA Master Agreement” identified on Appendix B hereto.  All capitalized terms used herein without definition shall have the meanings set forth in the Master Agreement and the 1998 FX and Currency Option Definitions (published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee).

2.
The Counterparty acknowledges that, under an Advisor Authorization Agreement dated December 23, 2011 between the Prime Broker and the Trading Advisor acting on behalf of the Fund, the Prime Broker has authorized the Trading Advisor acting on behalf of the Fund to enter into various foreign exchange transactions in the Prime Broker’s name with certain third party banks (which may include the Counterparty) and foreign exchange dealers (each a “Designated Dealer”) designated by the Prime Broker at the Trading Advisor’s request (each such trade, a “Give Up Transaction”).  The Prime Broker and the Counterparty hereby agree that subsequent to (but promptly upon) the Trading Advisor initiating a Give Up Transaction, the Trading Advisor may instruct the Prime Broker to contemporaneously therewith enter into a Transaction with the Counterparty, in an amount notified by the Trading Advisor to the Prime Broker as being for the account of the Counterparty, on identical terms in respect of currencies to be delivered and, in the case of forward transactions, maturity of such Give Up Transaction, except that the Prime Broker’s position as buyer or seller of such currencies will be the reverse of its position with the Designated Dealer (each such trade, an “Indirect Transaction”).
The Prime Broker and the Counterparty also agree that the Trading Advisor may directly instruct the Prime Broker to enter into Transactions with the Counterparty (each such trade, a “Direct Transaction”).

3.
The Prime Broker hereby agrees to follow the instructions of the Trading Advisor in every respect of the Transactions subject to the limitations of Permitted Tenor, Net Daily Settlement Amount, Net Open Position Limit and Permitted Currencies as set forth on Appendix B hereto.  If a Direct Transaction is not within the limitations set forth on Appendix B hereto the Prime Broker may reject such Direct Transaction (a “Rejected Transaction”), by notifying the Counterparty and the Trading Advisor.  In the event there is a Rejected Transaction, the Trading Advisor shall be deemed to have entered into a transaction with the Counterparty on the same terms as the Rejected Transaction and such transaction will be closed-out immediately at the then market rate (as determined by the Counterparty) for such close-out transaction.

The Counterparty and the Prime Broker agree that the Transactions are for the Prime Broker’s and the Counterparty’s sole account and risk, as principals, as if the Prime Broker and the Counterparty had entered into such Transactions directly with each other.  The Transactions will be subject to, supplement, form part of and be “Transactions” as defined in the Master Agreement.

4.
Each party represents, warrants and agrees that (a) it possesses all power, authority and applicable approvals (if any) necessary for it to enter into this Agreement and each Transaction; (b) this Agreement and each Transaction, subject to the limitations set forth on Appendix B hereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and (c) the execution, delivery and performance of this Agreement will not cause it to be in violation of any other agreement or law, regulation, order or court process or decision to which it is a party or by which it or its properties are bound or affected.

The Fund and the Trading Advisor represents, warrants and agrees that:  (a) the Fund will be solely responsible for all investment or trading decisions made with respect to the Transactions; (b) neither the Prime Broker nor the Counterparty is in any way responsible for the actions or inactions of the Trading Advisor in connection with the Transactions, and the Prime Broker and Counterparty do not, by implication or otherwise, endorse the Trading Advisor or its trading strategies or activities; (c) the Fund will be responsible for monitoring the Transactions and activities of the Trading Advisor; and (d) the Prime Broker and Counterparty will be relying on this Agreement in entering into Transactions in accordance with the instructions of the Trading Advisor.

5.
The Fund and the Trading Advisor each hereby agrees that it shall indemnify and hold each of the Prime Broker and the Counterparty harmless with respect to any losses, damages, claims, liabilities, costs and/or expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or resulting from any actions believed by the Prime Broker and/or the Counterparty to be authorized hereunder, or actions taken or not taken by the Prime Broker and/or the Counterparty in reliance on the instructions of the Trading Advisor believed to be genuine by the Prime Broker and/or the Counterparty; provided, however, that such waiver and indemnity does not extend to the Prime Broker or the Counterparty (as applicable) to the extent due to the Prime Broker’s or the Counterparty’s (as applicable) gross negligence, fraud or wilful misconduct.

The Counterparty hereby agrees that Prime Broker shall have no liability to the Counterparty except in the case of the Prime Broker’s gross negligence, fraud or wilful misconduct.

These indemnification obligations shall survive the termination of this Agreement.

6.
None of the Parties may change, amend or modify any provision of this Agreement hereto without the prior written consent of the other parties, provided that the Prime Broker and Counterparty may amend or modify the provisions of Appendix B to decrease Permitted Tenor, Net Daily Settlement Amount or the Net Open Position Limit or to remove a Permitted Currency upon notice to the other parties.  Furthermore, the rights and obligations of each party under this Agreement and each Transaction shall not be assigned or otherwise transferred by any Party without the prior written consent of the other Parties, provided that the Prime Broker shall be permitted to assign this Agreement to an affiliate of the Prime Broker.

7.
This Agreement shall remain in full force and effect unless and until terminated by any of the Parties.  Such termination (i) may be notified in writing, or orally and promptly confirmed in writing; (ii) shall be effective immediately upon receipt unless otherwise stated and (iii) shall not affect any Transaction entered prior to such notification being effective.

8.	This Agreement (i) shall be in addition to, and shall not in any way limit or restrict, any rights which any Party has at law or in equity or under any other agreement between the Parties and (ii)

shall be governed by and construed in accordance with New York law, without giving effect to conflict of law principles, and the Parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts located in New York City, Borough of Manhattan, with respect to any proceeding relating hereto.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, DISPUTE OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.
Unless otherwise specified, all notices, instructions and other communications relating to this Agreement (other than notice of termination, amendment or assignment) shall be given to the phone, physical address, or e-mail, instant messaging, or similar electronic address and to the individual or department specified by such Party in Appendix A hereto, Such notices, instructions or other communications shall, unless otherwise specified, be effective upon receipt if given in accordance with this Agreement.  Notices of Transactions entered into pursuant to this Agreement shall be made in accordance with the procedures separately agreed to by the Parties.

10.
This Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original and all of which, taken together, shall be one and the same document.

[Signature page follows]

IN WITNESS WHEREOF this Agreement has been executed and delivered as of the day and year first above written.

MERRILL LYNCH INTERNATIONAL BANK LIMITED

By:	/s/ ANNE RICHMOND-PATRICK
Name: ANNE RICHMOND-PATRICK
Title : AUTHORISED SIGNATORY

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC as authorized agent on behalf of ORTUS CURRENCY GWIM-AI MASTER FUND LTD

By:	/s/ Ninon Marapachi
Name: Ninon Marapachi
Title : MLAI AUTHORIZED SIGNATORY

ORTUS CAPITAL MANAGEMENT in its capacity as Trading Advisor

By:
Name:
Title :

UBS AG

By:
Name:
Title :

By:
Name:
Title :

4

IN WITNESS WHEREOF this Agreement has been executed and delivered as of the day and year first above written.

MERRILL LYNCH INTERNATIONAL BANK LIMITED

By:
Name:
Title :

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC as authorized agent on behalf of ORTUS CURRENCY GWIM-AI MASTER FUND LTD

By:	/s/ Ninon Marapachi
Name: Ninon Marapachi
Title : MLAI AUTHORIZED SIGNATORY

ORTUS CAPITAL MANAGEMENT in its capacity as Trading Advisor

By:	/s/ Bill Lu	/s/ Michael Wode
	Name: Bill Lu	General Counsel
Title : Executive Director

UBS AG

By:	/s/ Ruth G. Laslo	Ruth G. Laslo
	Name: Title :	Executive Director & Senior Counsel Legal & Compliance Fixed Income

By:	/s/ Maria Iacontino-Murphy
Name: Maria Iacontino-Murphy
Title : Director Region Americas Legal Fixed Income Section

APPENDIX A

Unless otherwise specified, all notices, instructions and other communications (including notice of revocation) shall be given to the address and to the individual or department specified by such party below:

Address for Notices to the Prime Broker:

New York address:
One Bryant Park, 6th Floor
New York, New York 10036

London Address:
2 King Edward Street
London, England EC1AHQ

Attention:  24 hour Global FX Prime Brokerage Desk
Between 7:00 a.m. and 2:00 a.m. New York time:
Telephone No.:  (646) 855-6644

Between 2:00 a.m. and 12:00 p.m. New York time:
Telephone No.:  + (44 207) 995-9549

24-Hour Toll Free No.:  +1(866) 490-7749
Facsimile No.:  (212) 378-5894
Email:  dg.bofaml_fxpb@baml.com
Address for Notices to the Counterparty:

UBS AG
FX Prime Brokerage
677 Washington Blvd
Stamford, CT 06901
Attn:  Alecia Mayberry and FXPS Transition team
Tel:  203 719 4066
Fax:  203 719 0230
Email:  FXPS-transition@ubs.com and alecia.mayberry@ubs.com

with a copy to:

UBS AG
Legal Department
677 Washington Blvd
Stamford, CT 06901
Attn:  FX Prime Services Attorney
Tel:  203 719 5808 or 203 719 3000
Fax:  203 719 0680

Address for Notices to the Fund:

Merrill Lynch Alternative Investments, LLC
Four World Financial Center, 10th Floor
Attention:  Managed Futures Origination & Product Management
Telephone No.:  212-449-7858
Facsimile No.:  212-669-0759
Email:  ml.managedfutures@ml.com

Address for Notices to the Trading Advisor:
Ortus Capital Management Limited

12/F, St. George’s Building,
2 Ice House Street, Central,
Hong Kong

Attention:  Michael Wode
Telephone Number:  +852 2200 0920
Fax:  +852 2169 3048
E_mail:  Michael.Wode@ortuscapital.com

Unless otherwise specified herein or therein, any notice, instruction or communication, shall be effective upon receipt if given in accordance with this Appendix.

APPENDIX B

1.	Permitted Transactions

Foreign exchange spot, tom next, deliverable and non-deliverable forwards.

2.	Permitted Tenor

Seven calendar months from trade date.

3.	Permitted Currencies

Deliverable:
AUD, CAD, CHF, CZK, DKK, EUR, GBP, HKD, HUF, ILS,

JPY, MXN, NOK, NZD, PLN, SEK, SGD, TRY, USD, ZAR.

Non- Deliverable:
ARS, BRL, CLP, CNY, COP, IDR, INR, KRW,
MYR, PEN, PHP, RUB, TWD

4.	Net Daily Settlement Amount

USD 100,000,000

5.	Net Open Position Limit

USD 100,000,000

6.	Master Agreement

ISDA Master Agreement dated as of December 3, 1996, between the Prime Broker and the Counterparty (as amended, restated, supplemented or otherwise modified from time to time).

7.	Specified Offices

Transactions may be entered into by the following offices:

With respect to the Prime Broker:  London and New York

With respect to the Counterparty: UBS AG Zurich Branch, acting through London, Stamford and Singapore branches

“Dollar Countervalue” means, with respect to an amount of currency at any time (i) if such currency is U.S. Dollars, such amount and (ii) in all other cases, the amount of U.S. Dollars which could be purchased at the market rate prevailing at such time against delivery of such amount of currency on a specified settlement date.  Such rate shall be determined by the Prime Broker (in good faith and in a commercially reasonable manner) to be the market rate available to the Prime Broker at such time in the New York foreign exchange market (or, at the sole option of the Prime Broker, in the foreign exchange market of any other financial center in which the currency is traded and which is then open for business) for the purchase or, as the case may be, sale of one currency against another currency for delivery on a specified settlement date.

“Net Daily Settlement Amount” means, with respect to Transactions entered into by Agent, for any Settlement Date, the sum of the Dollar Countervalue for each currency for which the aggregate Dollar Countervalue results in a net amount owed to the Prime Broker by the Counterparty and assuming, in respect of Transactions that are Non-Deliverable, the actual exchange of the amounts of the relevant currencies.

“Net Open Position Limit” means, the aggregate amount owed by the Counterparty to Prime Broker with respect to Transactions entered into by the Advisor calculated as follows:

(a)           for each Transaction executed by the Advisor, determine the Dollar Countervalue for each currency (including U.S. Dollars) owed by the Counterparty to the Prime Broker or owed by the Prime Broker to the Counterparty;

(b)           for each currency (including U.S. Dollars) determine the net Dollar Countervalue amount owed by the Counterparty to the Prime Broker or owed by the Prime Broker to the Counterparty by summing the Dollar Countervalue of all long and short positions in such currency as determined in clause (a) above;

(c)           aggregate the Dollar Countervalue amounts determined pursuant to clause (b) above for each currency with respect to which the Counterparty owes a net aggregate amount to the Prime Broker.